UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 27, 2007

SECURUS TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-124962	20-0673095
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14651 Dallas Parkway, Suite 600

Dallas, Texas 75254-8815

(Address of principal executive offices)

(972) 277-0300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On September 27, 2007, Securus Technologies, Inc. announced revised financial projections for the quarter ended September 30, 2007. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SECURUS TECHNOLOGIES, INC.
(Registrant)

DATE: September 27, 2007	/s/ RICHARD FALCONE
Richard Falcone,
President, Chief Executive Officer and Director

DATE: September 27, 2007	/s/ KEITH S. KELSON
Keith S. Kelson,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 27, 2007

Exhibit 99.1

Securus Technologies Announces Revised 3rd Quarter Earnings Guidance

Securus is announcing that it will miss previous earnings guidance for its fiscal quarter ending September 30, 2007, due principally to three factors: (i) a customer-imposed project delay on a major Syscon contract; (ii) continued very high legal fees associated with several lawsuits; and (iii) further costs associated with a billing system conversion in the second quarter.

Securus’ CEO, Richard Falcone, stated “while the third quarter results are not yet in, it is clear that earnings guidance previously provided will not be met. Our current best view indicates that, as a result of a number of factors, actual results may fall short of the company’s previous expectations by approximately one-half.”

Mr. Falcone continued to state “there are several significant contributors to this shortfall. First, Syscon’s largest customer delayed a major project phase ramp-up due to its current fiscal year budgetary constraints. It is nonetheless expected that Syscon’s total revenue and profit over the life of this contract will be on target with original expectations. However, relative to previous expectations and related guidance, the near-term quarters will be negatively impacted by the delay. The second contributing factor is unusually high legal fees. Legal fees have continued to run at a very high level despite our expectation of a significant decline. Certain cases have been recently settled, however, ongoing legal fees associated with bid protests on the State of Florida and State of Alabama and several intellectual property lawsuits have been appreciably higher than anticipated. The third significant contributing factor is unexpected additional direct bill and prepaid bad debt associated with a billing system conversion in the second quarter. It is our belief that these billing system issues and impacts are now behind us. However, related to the billing system issues, we have now tightened up controls which we believe will reduce quarterly revenue by approximately $1 million in the future while reducing bad debt as compared to recent levels.”

Securus announced that relative to the State of Florida and State of Alabama contracts, legal appeals continue on both cases. Nevertheless, in the case of Florida, a judge has recently ruled in favor of Securus, and the contract with the State of Florida has been fully executed. Securus plans to begin to install Florida in the fourth quarter. Revenues under this contract are expected to be in the $3 million to $4 million range per quarter once fully installed. In the case of Alabama, the State itself, joined by Securus, has appealed a court ruling affirming the validity of the contract awarded to a competitor. While the appeal is underway, the court has allowed the competitor to proceed with contract performance. As a result, Securus’ revenues will decline by approximately $3 million per quarter and a significant amount of this impact will have been experienced in the third and fourth quarters.

The company noted that as of September 25, 2007 it had $14 million of borrowing availability on its revolving credit facility and a $5 million commitment for additional financing, as previously disclosed in its second quarter 10-Q.

Mr. Falcone continued “The many countervailing forces in the industry and within our business have been and will continue to be quite challenging going forward. However, the fundamental components of the business are expected to continue to perform as previously communicated. Specifically, the roll-out of our new packet-based architecture is proceeding successfully and on schedule. We remain optimistic in our ability to win new direct business from competitors. Additionally, as a result of ongoing initiatives, our bad debt results with local exchange carrier billing agents is improving and this trend is expected to continue, while our percentage of prepaid revenue continues to climb.” Mr. Falcone added “Also, based on discussions with current and prospective large customers, Syscon’s prospects for revenue and profit growth, as the next few years unfold, appear strong. While the expected decline in Securus’ partner businesses is significant, they remain consistent with previous guidance.”

Mr. Falcone indicated that “Syscon, although the near-term growth we expected will be delayed, is expected to continue to perform at historical levels for the next several quarters and has solid potential for significant growth thereafter. It has been difficult for us to project legal fees. However, versus the unfolding third quarter results, we do expect a noticeable decline in the run-rate of legal expenses in the fourth quarter. Although we were surprised to experience higher than previously estimated direct billing and prepaid bad debt in the third quarter as a result of our second quarter billing system conversion, we believe these concerns are now behind us and that the fourth quarter, barring any impact from deterioration in the broader economy that might impact bad debt results, should continue to improve in this area. Overall, the fundamentals of the Securus direct provisioning business are sound. We have been winning net new business from competitors while eliminating costs and reducing risk through our roll-out of the new architecture as well as through prepaid and bad debt initiatives. Additionally, the future prospects for Syscon also continue to appear quite sound.”

Special Note Regarding Forward-Looking Statements:

The foregoing release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are only predictions and are not guarantees of future performance. Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environment of Securus that may cause the actual results to be materially different from any future results expressed or implied in such forward-looking statements.